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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 4, 2005, on the financial statements and financial highlights of AIM V.I. Small Cap Equity Fund, a series of AIM Variable Insurance Funds, in the Registration Statement on Form N-14 of AIM Variable Insurance Funds.

                                       /s/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
JANUARY 5, 2007